                                                                    EXHIBIT 23.2

                        CONSENT OF ALLEN C. EWING & CO.


Centerstate Banks of Florida, Inc.
Winter Haven, Florida


We hereby consent to the inclusion of Appendix B to this Proxy
Statement/Prospectus constituting part of this Registration Statement on Form S-4 for Centerstate Banks of Florida, Inc. of our letter to the Board of Directors of Community National Bank of Pasco County, and to references made to such letter and to the firm in the Proxy Statement/Prospectus.



ALLEN C. EWING & CO.


By: /s/ Brian C. Beach
   -------------------------
   Brian C. Beach
   Executive Vice President




Jacksonville, Florida
April 20, 2000